COMMERCIAL PAPER DEALER AGREEMENT
[4(2) Program]

among

Procter & Gamble International Funding S.C.A., as Issuer

The Procter & Gamble Company, as Guarantor

and

_______________, as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement dated as of ____________ among the Issuer, the Guarantor, and Citibank, N.A., as Issuing and Paying Agent

Dated as of

_________________

Commercial Paper Dealer Agreement

[4(2) Program]

This agreement (the “Agreement”) sets forth the understandings among the Issuer, the Guarantor, and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”).

The Guarantor has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on all such Notes of the Issuer, pursuant to a guarantee dated the date hereof, in the form of Exhibit D hereto (the “Guarantee”).

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.
1.1
While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2  So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, neither the Issuer nor the Guarantor shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer and the Guarantor one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer and the Guarantor hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer and the Guarantor which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith. In no event shall the Issuer or the Guarantor offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3  The Notes shall be in a minimum denomination of U.S.$250,000 or integral multiples of U.S.$1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto or the Private Placement Memorandum. The Notes shall not contain any provision for extension, renewal, or automatic “rollover.”

1.4  The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agent Agreement.

1.5  If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof to the Issuing and Paying Agent, for the account of the Issuer.

1.6  The Dealer, the Issuer and the Guarantor hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes. In addition to the following, assuming compliance by the Issuer and the Guarantor with their respective representations and covenants hereunder, the Issuer and the Guarantor shall not be responsible for securities laws compliance of sales or solicitations made by the Dealer or any of the dealers with respect to the Notes.

(a)
Offers and sales of the Notes by the Dealer shall be made only to (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers (“QIBs”) or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor, and in the case of clauses (i) and (ii), in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)
No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, neither the Issuer nor the Guarantor shall issue any press release or place or publish any “tombstone” or other advertisement relating to the Notes.

(d)
No sale of Notes to any one purchaser shall be for less than U.S.$250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least U.S.$250,000 principal or face amount of Notes.

(e)
Offers and sales of the Notes by the Issuer shall be made in accordance with Section 4(2) under the Securities Act, and shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement. For the avoidance of doubt, the Dealer will not act as an agent for the Issuer, the Guarantor or any of its affiliates with respect to purchases of Notes by the Guarantor or any of its affiliates, and in no case will the Dealer intentionally grant a preference to the Guarantor or any of its affiliates with respect to the purchase of Notes from the Dealer hereunder, which preference is not generally provided to the Dealer’s other money market customers of substantially the same sophistication and investment history, including in the event of an oversubscription.

(f)
The Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer, the Guarantor and the Dealer regarding this offering and shall provide the names, addresses and telephone numbers of the appropriate contacts for such questions.

(g)
The Issuer and the Guarantor, jointly and severally, agree, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Guarantor shall not be subject to Section 13 or 15(d) of the Exchange Act, the Guarantor will furnish, upon request and at its expense, to the Dealer and to holders and prospective purchasers of Notes information concerning the Guarantor required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)
In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A as a result of actions taken by the Issuer, the Issuer shall immediately notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)
The Issuer and the Guarantor represent that neither the Issuer nor the Guarantor is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer and the Guarantor agree that, if they shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer and the Guarantor will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer and the Guarantor will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

(j)
The Dealer acknowledges that no action has been or will be taken by the Issuer, the Guarantor or the Dealer that would permit a public offering of the Notes or possession or distribution of the Private Placement Memorandum or other offering material relating to the Notes in any jurisdiction where action for that purpose is required.

(k)
The Dealer acknowledges and agrees that it has read, reviewed and understands the Blue Sky Memorandum, dated _____________, with respect to the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, which memorandum has been prepared by Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Issuer and the Guarantor.

(l)
To the extent that any Notes are offered or sold outside the United States, the Dealer represents that it will (i) observe all applicable securities laws and regulations in each jurisdiction outside the United States in or from which it may offer or sell Notes, except to the extent that a failure to do so relates to or results from the violation or breach of a representation or covenant made by the Issuer or the Guarantor hereunder and (ii) obtain any consent, approval or permission required by it for the offer or sale by the Dealer of the Notes under the securities laws and regulations in force in any jurisdiction outside the United States to which it is subject or in or from which it makes any offer or sale, except to the extent that a failure to do so relates to or results from the violation or breach of a representation or covenant made by the Issuer or the Guarantor hereunder.

1.7	Each of the Issuer and the Guarantor hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)
The Issuer and the Guarantor hereby confirm to the Dealer that (except for any offer or sale in connection with the Guarantor’s existing commercial paper programs and/or as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor the Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on behalf of the Issuer or the Guarantor has offered or sold any Notes, or any substantially similar security of the Issuer or the Guarantor (including, without limitation, medium-term notes issued by the Issuer or the Guarantor), to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof. The Issuer and the Guarantor also agree that (except for any offer or sale in connection with the Guarantor’s existing commercial paper programs and/or as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated (it being understood that for purposes of this Section 1.7(a) the date of termination shall be the date an offering of Notes is completed, not the date this Agreement is terminated), neither the Issuer nor the Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Securities Act and shall survive any termination of this Agreement. Each of the Issuer and the Guarantor hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or the Guarantor or some other party or parties.

(b)
The Dealer acknowledges and agrees that the proceeds of the sale of the Notes are currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Dealer purchases Notes and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be QIBs or to QIBs it reasonably believes are acting for other QIBs, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

1.8	Neither the Issuer nor any of its affiliates will be required hereunder to repurchase (or otherwise reacquire) any Notes from the Dealer.

2.	Representations and Warranties of Issuer and the Guarantor.

Each of the Issuer and the Guarantor represents and warrants as to itself that:

2.1
The Issuer is a société en commandite par actions duly organized and validly existing under the laws of the Grand Duchy of Luxembourg and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agent Agreement.

2.2
The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all the requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee, this Agreement and the Issuing and Paying Agent Agreement.

2.3
This Agreement and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and the Guarantor and constitute legal, valid and binding obligations of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency reorganization, fraudulent conveyance and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and to potential unenforceability of indemnity and contribution provisions.

2.4
The Notes have been duly authorized by the Issuer, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5
The Guarantee has been duly authorized by the Guarantor, and when the Notes have been issued and delivered as provided in the Issuing and Paying Agent Agreement, will be duly executed and delivered by, and constitute the legal, valid and binding obligation of, the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6
The offer and sale of the Notes and the Guarantee in the manner contemplated hereby do not require registration of the Notes or the Guarantee under the Securities Act, pursuant to the exemption from registration contained in Section 4(2) thereof, and no indenture in respect of the Notes or the Guarantee is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.7	The Notes and the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantor, respectively.

2.8
Other than filing with the SEC a notice on Form D in accordance with Rule 503 under the Securities Act, if necessary, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.9
Neither the execution and delivery of this Agreement and the Issuing and Paying Agent Agreement, nor the issuance of the Notes and the Guarantee in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer or the Guarantor, or (ii) violate or result in a breach or a default under any of the terms of their respective charter documents or by-laws, any contract or instrument to which the Issuer or the Guarantor is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or the Guarantor is subject or by which it or its property is bound, which breach or default might have a material adverse effect on the condition (financial or otherwise), operations the Issuer or the Guarantor or the ability of the Issuer or the Guarantor to perform their obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.

2.10
There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer or the Guarantor threatened, against or affecting the Issuer or the Guarantor or any of their respective subsidiaries which would be reasonably likely to result in a material adverse change in the condition (financial or otherwise), operations of the Issuer or the Guarantor or the ability of the Issuer or the Guarantor to perform their obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, as the case may be.

2.11	Neither the Issuer nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.12
Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation does not extend to Dealer Information supplied by the Dealer or any other dealer with respect to the Notes or any omission of such information.

2.13
Each (a) issuance and sale of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by each of the Issuer and the Guarantor to the Dealer, as of the date and time thereof, that, both before and after giving effect to such issuance and sale and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantor set forth in this Section 2 remain true and correct on and as of such date and time as if made on and as of such date and at such time, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and are guaranteed pursuant to the Guarantee, and (iii) in the case of an issuance or sale of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise), or operations of the Issuer or the Guarantor which has not been disclosed to the Dealer in writing.

2.14    Under the laws of Luxembourg, neither the Issuer nor any of its revenues, assets or properties have any right of immunity from service of process or from the jurisdiction of competent courts of Luxembourg or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Issuing and Paying Agent Agreement or the Notes.

2.15    The Issuer is permitted to make all payments under this Agreement, the Issuing and Paying Agent Agreement and the Notes to holders of the Notes that are non-residents of Luxembourg, free and clear of and without deduction or withholding for or on account of any taxes or other governmental charges imposed by Luxembourg. There is no stamp or documentary tax or other charge imposed by any governmental agency having jurisdiction over the Issuer in connection with the execution, delivery, issuance, payment, performance, enforcement, or introduction into evidence in a court of Luxembourg of this Agreement, the Issuing and Paying Agent Agreement or any Note.

2.16    The choice of New York law to govern this Agreement, the Guarantee, the Issuing and Paying Agent Agreement and the Notes is, under the laws of Luxembourg, a valid, effective, and irrevocable choice of law, and the submission by the Issuer to the jurisdiction of the courts of the State of New York with regard to this Agreement is valid and binding under the laws of Luxembourg.

2.17    Any final judgment rendered by any court referred to in Section 7.3(a) in an action to enforce the obligations of the Issuer under this Agreement, the Issuing and Paying Agent Agreement or the Notes is capable of being enforced in the courts of Luxembourg.

2.18
As a condition to the admissibility in evidence of this Agreement, the Guarantee, the Issuing and Paying Agent Agreement or the Notes in the courts of Luxembourg, it is not necessary that this Agreement, the Guarantee, the Issuing and Paying Agent Agreement or the Notes be filed or recorded with any court or other authority. If this Agreement, the Guarantee, the Issuing and Paying Agent Agreement or the Notes were produced in proceedings before a Luxembourg court, such court may require that all or part of this Agreement, the Guarantee, the Issuing and Paying Agent Agreement or the Notes, or any of the documents or agreements referred to therein, be translated into French or German and registration of any such documents exhibited in any court proceedings or before any official authority (autorité constituée) in Luxembourg might be ordered, the registration tax being a fixed rate of 12,- EUR or an ad valorem rate depending on the nature of the registered document.

3.	Covenants and Agreements of Issuer and the Guarantor.

Each of the Issuer and the Guarantor covenants and agrees as to itself that:

3.1
The Issuer and the Guarantor will give the Dealer (i) prompt notice (but in any event prior to any subsequent issuance or sale of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver and (ii) not less than five nor more than 25 days’ notice of any proposed redemption of the Notes.

3.2
The Issuer and the Guarantor shall, whenever there shall occur any change reasonably likely to result in a material adverse change in the condition (financial or otherwise) or operations of the Issuer or the Guarantor or the ability of the Issuer or Guarantor to perform their obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, as the case may be (including but not limited to any downgrading or receipt of any notice of intended or potential downgrading or any review for potential change in the rating accorded any of the Issuer’s or the Guarantor’s securities by any nationally recognized statistical rating organization which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance or sale of Notes hereunder, notify the Dealer (by telephone, confirmed in writing) of such change, development or occurrence, or otherwise make publicly available information related to such change, development or occurrence in the ordinary course of their business.

3.3
The Issuer and the Guarantor shall from time to time furnish to the Dealer such information as the Dealer may reasonably request. Such information shall be limited to any press releases or material provided by the Issuer or the Guarantor to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuer and the Guarantor, (ii) the due authorization and execution of the Notes and the Guarantee, (iii) the Issuer’s ability to pay the Notes as they mature and (iv) the Guarantor’s ability to fulfill its obligations under the Guarantee.

3.4
The Issuer and the Guarantor, upon the request of the Dealer, will endeavor to take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that neither the Issuer nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or other entity in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5
The Issuer shall not issue or sell Notes hereunder until the Dealer shall have received (a) opinions of counsel to the Issuer and the Guarantor, addressed to the Dealer, satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of the executed Guarantee, (d) a copy of the resolutions adopted by the Boards of Directors of the Issuer and the Guarantor, satisfactory in form and substance to the Dealer and certified by the Manager, Director, Secretary or similar officer of the Issuer and the Guarantor, as the case may be, authorizing execution and delivery by the Issuer and the Guarantor of this Agreement, the Guarantee, the Issuing and Paying Agent Agreement and the Notes and consummation by the Issuer and the Guarantor of the transactions contemplated hereby and thereby, (e) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Guarantor, the Issuing and Paying Agent and DTC and of the executed master note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement) and (g) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.6
The performance or compliance by the Issuer of any several obligation of the Guarantor under this Section 3 or any other Section of this Agreement shall also be deemed to constitute performance or compliance, as applicable, thereof by the Guarantor, and the performance or compliance by the Guarantor of any several obligations of the Issuer under this Section 3 or any other Section of this Agreement shall also be deemed to constitute performance or compliance, as applicable, thereof by the Issuer.

4.	Disclosure.
4.1
The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer and the Guarantor. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer and the Guarantor concerning the offering of Notes and to obtain relevant additional information that the Issuer and the Guarantor possess or can acquire without unreasonable effort or expense. The Dealer will not distribute or use any version of the Private Placement Memorandum, or any amendment or supplement thereto, that has not been previously approved by the Issuer and the Guarantor.

4.2	Each of the Issuer and the Guarantor agrees to promptly furnish the Dealer the Company Information as it becomes available.

4.3
(a)Each of the Issuer and the Guarantor further agrees to notify the Dealer promptly, or to make publicly available information in the ordinary course of their business, upon the occurrence of any event relating to or affecting the Issuer or the Guarantor that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(b)
In the event that the Issuer or the Guarantor gives the Dealer notice pursuant to Section 4.3(a) and the Dealer notifies the Issuer that it then has Notes it is holding in inventory, the Issuer and the Guarantor agree promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer and the Guarantor shall make such supplement or amendment available to the Dealer.

(c)
In the event that (i) the Issuer or the Guarantor gives the Dealer notice pursuant to Section 4.3(a), (ii) the Dealer does not notify the Issuer or the Guarantor that it is then holding Notes in inventory and (iii) the Issuer or the Guarantor chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer and the Guarantor have so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer.

5. Indemnification and Contribution.

5.1
The Issuer and the Guarantor, jointly and severally, will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer or the Guarantor to the Dealer included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer or the Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement, except, in the case of clause (ii) above, to the extent that such Claim is caused by the gross negligence or willful misconduct of the Indemnitee. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

5.2	Provisions relating to claims made for indemnification under this Section 5 are set forth on Exhibit B to this Agreement.

5.3
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and the Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer, the Guarantor and the Dealer; provided, however, that such contribution by the Issuer and the Guarantor shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6. Definitions.

6.1	“Claim” shall have the meaning set forth in Section 5.1.

6.2
“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Guarantor’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Guarantor with the SEC since the most recent Form 10-K, (ii) the Guarantor’s most recent annual audited financial statements and each publicly reported interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Guarantor’s and its affiliates’ other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure of the Issuer or the Guarantor prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved by the Issuer or the Guarantor for dissemination to investors or potential investors in the Notes.

6.3	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.4	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.5	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.6
“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.7
“Issuing and Paying Agent Agreement” shall mean the issuing and paying agent agreement described on the cover page of this Agreement, as such agreement may be amended or supplemented from time to time.

6.8
“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, as issuing and paying agent under the Issuing and Paying Agent Agreement, or any successor thereto in accordance with the Issuing and Paying Agent Agreement.

6.9
“New York Business Day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City.

6.10
“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.11
“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.12	“QIBs” shall have the meaning set forth in Section 1.6(a).

6.13	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.14	“Regulation T” shall mean Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act.

6.15	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.16	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.17	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

7. General

7.1
Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3
(a)Each of the Issuer and the Guarantor agrees that any suit, action or proceeding brought by the Issuer or the Guarantor against the Dealer in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUER AND THE GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)
The Issuer hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement.

(c)
The Issuer hereby irrevocably designates, appoints and empowers CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 7.3 satisfactory to the Dealer. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7.3 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Agreement. The Issuer agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes or the Dealer to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. The Issuer hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in Section 7.3(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d)
To the extent that the Issuer or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuing and Paying Agent Agreement or the Notes, the Issuer hereby irrevocably and unconditionally waives, and agrees for the benefit of the Dealer and any holder from time to time of the Notes not to plead or claim, any such immunity, and consent to such relief and enforcement.

7.4
This Agreement may be terminated, at any time, by the Issuer, upon one New York Business Day’s prior notice to such effect to the Dealer, or by the Dealer upon one New York Business Day’s prior notice to such effect to the Issuer and the Guarantor. Any such termination, however, shall not affect the obligations of the Issuer and the Guarantor under Sections 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5
This Agreement is not assignable by any party hereto without the written consent of the other parties; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7
This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Sections 7.3(b), (c) and (d) and Section 7.8 are hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8           (a) Any payments to the Dealer hereunder or to any holder from time to time of Notes shall be in United States dollars and shall be free of, and without withholding for or on account of, any taxes or other governmental charges of any nature whatsoever imposed by Luxembourg (“Taxes”), unless the Issuer or the Guarantor, as the case may be, is required to withhold any such Taxes by Luxembourg law (or the interpretation or administration thereof). In the event that the Issuer or the Guarantor is so required to withhold any such Taxes from any payments to the Dealer hereunder or to any holder from time to time of Notes, the Issuer or the Guarantor, as the case may be, will (x) withhold and pay such Taxes and (y) pay such additional amounts to the Dealer or such holder, as the case may be, which, after such withholding of such Taxes (including any withholding of such Taxes in respect of additional amounts) shall equal the amount the Dealer or such holder would have received if such Taxes had not been withheld; provided, however, that the Issuer and the Guarantor shall not be required to pay any such additional amounts with respect to any payment to the Dealer or to any holder of a Note on account of (i) any Taxes that would not have been so imposed or withheld but for the existence of any present or former personal or business connection between the Dealer or such holder or the beneficial owner of such Note, as the case may be, and Luxembourg other than the mere receipt of such payment or the ownership or holding of such Note; (ii) any estate, inheritance, gift, sales, value added, transfer, stamp, excise or personal property Tax or any similar Tax; (iii) any Taxes that are payable otherwise than by withholding from a payment to the Dealer or to such holder or the beneficial owner of such Note; (iv) any Taxes imposed or withheld as a result of the failure of the Dealer or such holder or the beneficial owner of such Note, as the case may be, to duly and timely comply with any applicable certification, information, identification, documentation or other reporting requirements concerning the nationality, residence, identity or connection with Luxembourg of the Dealer or such holder or the beneficial owner of such Note, as the case may be, or to make any valid or timely declaration or similar claim, if such compliance or such declaration or similar claim is required by a statute, treaty, regulation or administrative practice of Luxembourg as a precondition to relief or exemption from all or part of such Taxes; (v) any Taxes which would not have been so imposed or withheld but for the presentation of such Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment is duly provided for, whichever occurs later; (vi) any Taxes required to be withheld pursuant to a law in effect as of the date hereof, including any withholding under the European Council Directive 2003/48/EC or any other Directive on the taxation of savings implementing the conclusions of the ECOFIN council meeting of 26th-27th November, 2000, or any law implementing or complying with, or introduced in order to conform to, such Directive; (vii) any Taxes required to be withheld by any paying agent from any payment in respect of such Note if such payment could be made without such withholding by at least one other paying agent; or (viii) any Taxes imposed on or withheld from a payment to such holder if such holder is not the beneficial owner of such Note or is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner of such Note, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of additional amounts had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of such payment. The Issuer and the Guarantor will promptly pay any documentary tax or other similar governmental charges imposed by Luxembourg in connection with the execution, delivery, payment or performance of this Agreement, the Guarantee, the Issuing and Paying Agent Agreement or the Notes and shall indemnify and hold harmless the Dealer and each holder of Notes from all liabilities arising from any failure to pay, or delay in paying, such taxes or charges.

(b)
Each of the Issuer and the Guarantor agrees to indemnify and hold harmless the Dealer and each holder from time to time of Notes against any loss incurred by the Dealer or such holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Dealer or such holder. The foregoing indemnity shall constitute separate and independent obligations of the Issuer and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

7.9      Each of the Issuer, the Guarantor and the Dealer acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Dealer, on the other, and (ii) in connection therewith and with the process leading to such transaction the Dealer is acting (and shall at all times continue to act) solely as a principal and not the agent of the Issuer or the Guarantor.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantor and the Dealer, or any of them, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

The Procter & Gamble Company, as Guarantor	____________________, as Dealer

By:_____________________________	By: ____________________________
Name: __________________________	Name: __________________________
Title: ___________________________	Title: Authorized Signatory
Procter & Gamble International Funding S.C.A., as Issuer

By: _____________________________
Name: __________________________
Title: ____________________________